UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

Biosite Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

Biosite Incorporated (the “Company”) is filing this additional proxy material solely for the purpose of correcting a typographical error in the table appearing under “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2006.  The error caused the shares and percent beneficially owned by each of the Company’s directors and executive officers named in the table, and by all of the Company’s directors and executive officers as a group, to appear one line below the correct line.  The corrected table appears on the following pages.  The error did not appear in the copy of the definitive proxy statement mailed to the Company’s stockholders.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the ownership of our common stock as of January 31, 2006 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership (1)
Beneficial Owner	Shares Beneficially Owned	Percent Beneficially Owned
Neuberger Berman Inc. and its affiliates (2)	2,524,876	14.3%
605 Third Avenue
New York, NY 10158
OppenheimerFunds, Inc. and its affiliate (3)	2,508,048	14.3%
Two World Financial Center
225 Liberty Street, 11th Floor
New York, NY 10281
Bluewater Investment Management Inc. (4)	1,447,165	8.2%
Suite 1502, Box 63
150 King Street West
Toronto, Ontario, Canada M5H 1J9
Mackenzie Financial Corporation (5)	1,391,015	7.9%
150 Bloor Street West, Suite M111
Toronto, Ontario, Canada M5S 3B5
CAM North America, LLC and its affiliates (6)	1,115,517	6.3%
399 Park Avenue
New York, NY 10022
Barclays Global Investors, NA and its affiliates (7)	941,177	5.3%
45 Fremont Street
San Francisco, CA 94105
Kim D. Blickenstaff (8)	563,554	3.2%
Dr. Kenneth F. Buechler (8)(9)	538,158	3.1%
Howard E. Greene, Jr. (8)(10)	283,468	1.6%
Thomas M. Watlington (8)(11)	249,795	1.4%
Christopher J. Twomey (8)(12)	250,440	1.4%
Christopher R. Hibberd (8)(13)	121,027	*
Lonnie M. Smith (8)	35,468	*
Dr. Anthony DeMaria (8)	11,399	*
Timothy J. Wollaeger (8)(14)	9,784	*
All directors and executive officers as a group (13 persons) (15)	2,172,470	12.3%

* Denotes less than 1%

(1)                This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 17,598,398 shares outstanding on January 31, 2006, adjusted as required by rules promulgated by the SEC.

(2)                Pursuant to a Schedule 13G dated February 15, 2006 that reported their holdings as of December 31, 2005, filed by Neuberger Berman, Inc. According to this Schedule 13G, Neuberger Berman, Inc. reported beneficial ownership of 2,524,876 shares, sole voting power as to 36,409 shares, shared voting power as to 2,138,046 shares and shared dispositive power as to 2,524,876 shares. Neuberger Berman Inc. owns 100% of both Neuberger Berman, LLC and Neuberger Berman Management Inc., which serve as a sub-adviser and investment manager, respectively, of Neuberger Berman’s various mutual funds. As more fully set forth in this Schedule 13G, Neuberger Berman, LLC and Neuberger Berman Management Inc. are also deemed to be beneficial owners of certain of the shares covered by this Schedule 13G.

(3)                Pursuant to a Schedule 13G dated February 6, 2006 that reported their holdings as of December 30, 2005, filed jointly by OppenheimerFunds, Inc. and Oppenheimer Global Opportunities Fund. According to this Schedule 13G, OppenheimerFunds, Inc. reported beneficial ownership of 2,508,048 shares, shared voting power as to 2,508,048 shares and shared dispositive power as to 2,508,048 shares; and Oppenheimer Global Opportunities Fund reported beneficial ownership of 2,500,048 shares, shared voting power as to 2,500,048 shares and shared dispositive power as to 2,500,048 shares.

 (4)             Pursuant to a Schedule 13G dated February 10, 2006 that reported its holdings as of December 31, 2005. According to this Schedule 13G, Bluewater Investment Management Inc. reported beneficial ownership of 1,447,165 shares, sole voting power as to 1,447,165 shares and sole dispositive power as to 1,447,165 shares.

(5)                Pursuant to a Schedule 13G dated February 14, 2006 that reported its holdings as of December 31, 2005. According to this Schedule 13G, Mackenzie Financial Corporation reported beneficial ownership of 1,391,015 shares, sole voting power as to 1,391,015 shares and sole dispositive power as to 1,391,015 shares.

(6)                Pursuant to a Schedule 13G dated February 14, 2006 that reported their holdings as of December 31, 2005, filed jointly by CAM North America, LLC, Salomon Brothers Asset Management Inc, Smith Barney Fund Management LLC and TIMCO Asset Management Inc. According to this Schedule 13G, CAM North America, LLC reported beneficial ownership of 104,850 shares, shared voting power as to 25,000 shares and shared dispositive power as to 104,850 shares; Salomon Brothers Asset Management Inc reported beneficial ownership of 3,400 shares, shared voting power as to 3,400 shares and shared dispositive power as to 3,400 shares; Smith Barney Fund Management LLC reported beneficial ownership of 981,500 shares, shared voting power as to 981,500 shares and shared dispositive power as to 981,500 shares; and TIMCO Asset Management Inc. reported beneficial ownership of 25,767 shares, shared voting power as to 25,767 shares and shared dispositive power as to 25,767 shares.

(7)                Pursuant to a Schedule 13G dated January 26, 2006 that reported their holdings as of December 31, 2005, filed jointly by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd and Barclays Global Investors Japan Trust and Banking Company Limited. According to this Schedule 13G, Barclays Global Investors, NA reported beneficial ownership of 347,335 shares, sole voting power as to 286,878 shares and sole dispositive power as to 347,335 shares; and Barclays Global Fund Advisors reported beneficial ownership of 593,842 shares, sole voting power as to 593,842 shares and sole dispositive power as to 593,842 shares.

(8)                The amounts shown include shares which may be acquired currently or within 60 days after January 31, 2006, through the exercise of stock options as follows: Mr. Blickenstaff, 321,755 shares; Dr. Buechler, 275,142 shares; Mr. Greene, 26,399 shares; Mr. Watlington, 248,845 shares; Mr. Twomey, 193,223 shares; Mr. Hibberd 110,087, Mr. Smith, 33,899 shares; Dr. DeMaria, 11,399 shares; Mr. Wollaeger, 2,284 shares. Mr. Watlington resigned as an officer of the Company effective March 31, 2006.

(9)                Includes 260,977 shares held in a trust for the benefit of Dr. Buechler’s family as to which Dr. Buechler has shared voting and investment power.

(10)          Includes 2,200 shares held in a trust for the benefit of Mr. Greene’s children as to which Mr. Greene has shared voting and investment power.

(11)          Includes 300 shares held in trust for the benefit of Mr. Watlington’s niece over which Mr. Watlington has voting and investment power.

(12)          Includes 56,655 shares held in trust for the benefit of Mr. Twomey’s family as to which Mr. Twomey has shared voting and investment power.

(13)          Includes 9,075 shares held in trust for the benefit of Mr. Hibberd’s family as to which Mr. Hibberd has shared voting and investment power.

(14)          Includes 7,500 shares held in trust for the benefit of Mr. Wollaeger’s family as to which Mr. Wollaeger has shared voting and investment power.

(15)          Includes as outstanding an aggregate of 1,280,890 shares which may be acquired currently or within 60 days after January 31, 2006 pursuant to the exercise of options. Also includes 595,932 shares held by family trusts for the benefit of family members of directors and executive officers as to which such directors and executive officers have shared voting and investment power.